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                              HILLS STORES COMPANY

                          AMENDED AND RESTATED BY-LAWS


                              ARTICLE I - OFFICES

         SECTION 1. REGISTERED OFFICE. The registered office shall be at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware.

         SECTION 2. OTHER OFFICES. The corporation may also have offices at such other places both within and without the Sate of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                     ARTICLE II - MEETINGS OF STOCKHOLDERS

         SECTION 1. ANNUAL MEETING. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place on such date and at such time as the board of directors shall each year fix, which date shall be within thirteen months subsequent to the later of (a) the date on which the clerk of the United States Bankruptcy Court or United States District court for the Southern District of New York with jurisdiction over proceedings relating to the reorganization of the corporation pursuant to Chapter 11 of the United Sates Bankruptcy Code enters an order confirming the plan of reorganization of the corporation pursuant to said Chapter 11 on the legal docket for such proceedings or (b) the last annual meeting of stockholders.

         SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the board of directors, the chairman of the board or the president and shall be held at such place, date and time as the board of directors, the chairman of the board or the president shall fix.

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         SECTION 3.  NOTICE OF MEETINGS.  Written notice for stockholder meetings stating the place, date and time for the meeting, and, in the case of special meetings, the general nature of the business to be considered, shall be given to each stockholder entitled to vote at such meeting not less than ten
(10) nor more than sixty (60) days before the date of the meeting.

        SECTION 4. NOTICE OF STOCKHOLDER NOMINEES. Only persons who are nominated in accordance with the procedures set forth in this Section 4 shall be eligible for election as Directors. Nominations of persons for elections to the Board of Directors of the Corporation may be made at a meeting of stockholders (1) by or at the direction of the Board of Directors or (2) by any stockholder of record of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 4. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days in advance of the anniversary of the date of mailing of the notice of annual meeting released to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting of stockholders was held in the previous year or if the date of the annual meeting has been changed by more than thirty (30) days from the anniversary of the date of the previous year's annual meeting, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which the date of the meeting is first disclosed to the public. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without


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limitation such persons' written consent to being named in a proxy statement as a nominee and to serving as a Director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation the information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 4. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

        SECTION 5. ADVANCE NOTICE OF STOCKHOLDER BUSINESS. At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder of record. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than sixty (60) days in advance of the anniversary of the date of mailing of the notice of annual meeting released to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting of stockholders was held in the previous year or if the date of the annual meeting has been changed by more than thirty (30) days from the anniversary of the previous year's annual meeting, notice by the stockholder to be timely must be so received not later than



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the close of business on the 10th day following the day on which the date of the annual meeting is first disclosed to the public.

         A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 5. The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 5, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         SECTION 6. VOTING. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder on the record date for the meeting, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period.

         All elections for directors shall be decided by a plurality of the votes cast. All other questions shall be decided by majority vote except as otherwise provided by the certificate of incorporation or by statute.

         SECTION 7. STOCKHOLDER LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting arranged in alphabetical order and showing the address of each stockholder and the number of



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shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

         SECTION 8. QUORUM. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by statute or the certificate of incorporation. In case a quorum shall not be present or represented at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transaction which might have been transacted at the meeting as originally noticed.

         SECTION 9. BUSINESS TRANSACTED. No business other than that stated in the notice shall be transacted at any meeting without consent of the holders of 66-2/3% of the outstanding shares of the corporation's common stock.

         SECTION 10. ACTION BY WRITTEN CONSENT. (a) Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote





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thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

         (b) Consents to corporate action shall be valid for a maximum of sixty
(60) days after the date of the earliest dated consent delivered to the corporation in the manner provided in Section 228(c) of the Delaware General Corporation law. Consents may be revoked by written notice (i) to the corporation, (ii) to the stockholder or stockholders soliciting consents or soliciting revocations in opposition to action by consent (the "Soliciting Stockholders"), or (iii) to a proxy solicitor or other agent designated by the corporation or the Soliciting Stockholders.

         (c) Within ten (10) business days after receipt of the earliest dated consent delivered to the corporation in the manner provided in Section 228(c) of the Delaware General Corporation Law or the determination by the board of directors of the corporation that the corporation should seek corporate action by written consent, as the case may be, the Secretary of the corporation shall engage nationally recognized independent inspectors of elections for the purpose of performing a ministerial review of the validity of the consents and revocations. The cost of retaining inspectors of election shall be borne by the corporation.

         (d) Following appointment of the inspectors, consents and revocations shall be delivered to the inspectors upon receipt by the corporation, the Soliciting Stockholder or their proxy solicitors or other designated agents. As soon as practicable following the earlier of (i) the receipt by the inspectors, a copy of which shall be delivered to the corporation, of any written demand by the Soliciting Stockholders, or (ii) sixty (60) days after the date of the earliest dated consent delivered to the corporation in the manner provided in Section 228(c) of the Delaware General Corporation Law, the inspectors shall issue a preliminary report to the corporation and the Soliciting Stockholders stating the number of valid and unrevoked consents and whether, based on their preliminary count, the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents.





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         (e) Unless the corporation and the Soliciting Stockholders shall agree to a shorter or longer period, the corporation and the Soliciting Stockholders shall have 48 hours to review the consents and revocations and to advise the inspectors and the opposing party in writing as to whether they intend to challenge the preliminary report of the inspectors. If no written notice of an intention to challenge the preliminary report is received within 48 hours after the inspectors' issuance of the preliminary report, the inspectors shall issue to the corporation and the Soliciting Stockholders their final report containing the information from the inspectors' determination with respect to whether the requisite number of valid and unrevoked consents was obtained to authorize and take the action specified in the consents. If the corporation or the Soliciting Stockholders issue written notice of an intention to challenge the inspectors' preliminary report within 48 hours after the issuance of that report, a challenge session shall be scheduled by the inspectors as promptly as practicable. Following completion of the challenge session, the inspectors shall as promptly as practicable issue their final report to the Soliciting Stockholders and the corporation, which report shall contain the information included in the preliminary report, plus any change in the vote total as result of the challenge and a certification of whether the requisite number of valid and unrevoked consents was obtained to authorize or take the action specified in the consents.

                            ARTICLE III - DIRECTORS

         SECTION 1. NUMBER AND TERM. Except as otherwise provided in the certificate of incorporation, the number of directors which shall constitute the whole board shall be no less than three, the exact number to be determined by the board of directors. Election of directors shall be by written ballot. The directors shall be elected at the annual meeting of the stockholders and each director elected shall hold office for a term of one year or until such director's successor is elected and qualified, except as otherwise provided herein or in the certificate of incorporation or as required by law.

         SECTION 2. VACANCIES. Subject to the rights of the holders of any class or series of stock having a preference





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over the common stock of the corporation as to dividends or upon liquidation and subject to the rights of stockholders set forth in Section 11 of this
Article III of these by-laws, any vacancies on the board of directors resulting from death, resignation, removal or other cause shall only be filled by the board of directors by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors, or by a sole remaining director, and newly created directorships resulting from an increase in the number of directors shall be filled by the board of directors, or if not so filled, by the stockholders at the next annual meeting thereof or at a special meeting called for that purpose in accordance with Section 2 of Article II of these by-laws. Any director elected in accordance with Section 2 of Article II of these by-laws. Any director elected in accordance with the preceding sentence of this Section 2 shall hold office until the next annual election and until such director's successor shall have been elected and qualified.

         SECTION 3. POWERS. The business of the corporation shall be managed by or under the direction of the board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

         SECTION 4. REGULAR MEETINGS. Regular meetings of the board of directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the board of directors and publicized among all directors. A notice of each regular meeting shall not be required.

         SECTION 5. SPECIAL MEETINGS. Special meetings of the board of directors may be called by one-third of the directors then in office or by the chairman of the board and shall be held at such place, on such date, and at such time as such directors or the chairman of the board shall fix. Notice of the place, date, and time of each such special meeting shall be sent by overnight delivery service, mail, telegraph, facsimile transmission, telex or similar means, or be personally delivered, to each director not later than 48 hours prior to the time at which the meeting is to be





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held, but notice need not be given to any director who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of such notice to such director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

         SECTION 7. QUORUM AND ACTION. At any meeting of the board of directors, one-third of the total number of the whole board, but not less than two, shall constitute a quorum for all purposes. The vote of a majority of those directors present at any meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the board of directors, unless as otherwise required by law, the certificate of incorporation or these by-laws. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time, without notice other than announcement at such meeting, until a quorum shall be present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed.

         SECTION 8. ACTION BY WRITTEN CONSENT. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting, if all members of the board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board of directors.

         SECTION 9.  PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE.
Members of the board of directors may participate in a meeting of such board by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

         SECTION 10. CONDUCT OF BUSINESS. At any meeting of the board of directors, business shall be transacted in such order and manner as the board may from time to time determine, and all matters shall be determined by the vote





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of a majority of the directors present, except as otherwise provided herein or required by law.

         SECTION 11. REMOVAL OF DIRECTORS. Any director or the entire board of directors may be removed, either for or without cause, at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote in the election of directors at a special meeting of the stockholders called for the purpose, and the vacancy or vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority of the shares so entitled to vote.

         SECTION 12. COMPENSATION. The board of directors shall have the authority to fix the compensation, if any, of the directors.

         SECTION 13. CHAIRMAN OF THE BOARD. The chairman of the board of directors, if one is elected, shall, if present, preside at meetings of the of the board of directors and, if present, preside at meetings of the stockholders. The chairman of the board shall, when requested, counsel with and advise the officers of the corporation and shall perform such other duties as may from time to time be determined by the board of directors.

               ARTICLE IV - COMMITTEES OF THE BOARD OF DIRECTORS

         SECTION 1.  ESTABLISHMENT OF COMMITTEES OF THE BOARD OF DIRECTORS.
The board of directors may, in accordance with and subject to the General Corporation Law of the State of Delaware, from time to time establish committees of the board of directors to exercise such powers and authorities of the board of directors and to perform such other functions, as the board of directors may from time to time determine.

         SECTION 2. PROCEDURE; MEETINGS; QUORUM. Regular meetings of committees of the board of directors, of which no notice shall be necessary, may be held at such times and places as shall be fixed by resolution adopted by a majority of the members of such committee. Special meetings of any committee of the board of directors shall be called at the request of any member of such committee. Notice of each





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special meeting of any committee of the board of directors shall be sent by overnight delivery service, mail, telegraph, facsimile transmission, telex or telephone, or be delivered personally, to each member thereof not later than 48 hours prior to the time at which the meeting is to be held, but notice need not be given to any member who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of such notice to such member. Any special meeting of any committee of the board of directors shall be a legal meeting without any notice thereof having been given, if all the members thereof shall be present thereat. Notice of any adjourned meeting of any committee of the board of directors need not be given. Any committee of the board of directors may adopt such rules and regulations not inconsistent with the provisions of law, the certificate of incorporation, these by-laws or the resolutions of the board of directors establishing such committee for the conduct of its meetings as such committee of the board of directors may deem proper. A majority of the members of any committee of the board of directors shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the members thereof present at any meeting at which a quorum is present shall be the act of such committee. Each committee of the board of directors shall keep written minutes of its proceedings and shall report on such proceedings to the board of directors.

         SECTION 3. RECORD DATE. (a) The board of directors may fix a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for any other action hereinafter described, as of which there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to express consent to corporate action in writing without a meeting consistent with and as provided in subsection (b) below; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.





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         (b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. Effective beginning August 19, 1994, any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the corporation, request the board of directors to fix a record date. The board or directors shall promptly, but in all events within ten (10) days after the date on which such a request is received by the Secretary, adopt a resolution fixing the record date. If no record date has been fixed by the board of directors within ten
(10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action.

                              ARTICLE V - OFFICERS

         SECTION 1. OFFICERS. The officers of the corporation shall consist of a president, one or more vice presidents (any of whom may be designated as an executive vice president, senior vice president or assistant vice president and any of whom may be designated as a vice president with





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particular functions or responsibilities), a treasurer, a secretary and such other officers as may from time to time be elected or appointed by the board of directors or pursuant to its delegated power. Officers shall hold office until their successors are elected and qualified or until their earlier resignation or removal. None of the officers of the corporation need be directors. The officers shall be elected at the first meeting of the board of directors after each annual meeting. Any number of offices may be held by the same person.
The salaries of all officers of the corporation shall be fixed by the board of directors.

         SECTION 2. OTHER OFFICERS AND AGENTS. The board of directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such power and perform such duties as shall be determined from time to time by the board of directors.

         SECTION 3. DELEGATED POWERS. The board of directors may delegate to the president the power to grant titles of office in the corporation to employees holding responsible positions in the corporation.

         SECTION 4. PRESIDENT. The president shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation. The president shall, if present and in the absence of the chairman of the board, preside at all meetings of the stockholders and, if a director and present, and in the absence of the chairman of the board, preside at meetings of the board of directors. The president shall have general supervision, direction and control of all of the other officers and agents of the corporation and of the business of the corporation. The president shall have the power to sign and execute in the name of the corporation deeds, mortgages, bonds, stock certificates, contracts and other instruments of the corporation as authorized by the board of directors.

         SECTION 5. VICE-PRESIDENT. Each vice-president shall have such powers and shall perform such duties as shall be assigned to him by the board of directors.





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         SECTION 6.  TREASURER.  The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. The treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

         The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements. The treasurer shall render to the president and the board of directors at the regular meetings of the president and board of directors at the regular meetings of the board of directors, or whenever they may request it, an account of all his transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, the treasurer shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board of directors shall prescribe.

         SECTION 7. SECRETARY. The secretary shall issue all authorized notices for, and shall attend and keep minutes of, all meetings of the stockholders and of the board of directors. The secretary shall have charge of the corporate books and shall have custody of the corporate seal.

         SECTION 8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant treasurers and assistant secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the board of directors.

                               ARTICLE VI - STOCK

         SECTION 1. CERTIFICATES OF STOCK. The shares of the corporation shall be represented by a certificate or shall be uncertificated. Certificates shall be signed by, or in the name of the corporation by, the chairman of the board of directors, or the president or any vice-president of the corporation, and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation.

         Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar





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who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if the signatory were such officer, transfer agent or registrar at the date of issue.

         SECTION 2. TRANSFER OF STOCK. Transfers of stock shall be made only upon the transfer of books of the corporation kept at an office of the corporation or by transfer agent designated to transfer shares of the stock of the corporation. Except where a certificate is issued in accordance with
Section 4 of Article VI of these by-laws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

         SECTION 3. RECORD DATE. The board of directors may fix a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for any other action hereinafter described, as of which there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.

         SECTION 4. LOST CERTIFICATES. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the board of directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

         SECTION 5. REGULATIONS. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the board of directors may establish.





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         SECTION 6.  DIVIDENDS.  Subject to the provisions of the certificate of incorporation, the board of directors may, out of funds legally available therefore at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Dividends may be paid in cash, in property, or in shares of capital stock.

                        ARTICLE VII - GENERAL PROVISIONS

         SECTION 1. SEAL. The board of directors may provide a suitable seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its creation and the words "CORPORATE SEAL DELAWARE". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

         SECTION 2. FISCAL YEAR. The fiscal year of the corporation shall be determined by resolution of the board of directors.

         SECTION 3. CHECKS. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officers or such other person or persons and in such manner as shall be determined from time to time by resolution of the board of directors.

         SECTION 4. NOTICE AND WAIVER OF NOTICE. Whenever notice is required to be given to any stockholder, director, officer or agent, such requirement shall not be construed to mean personal notice. Any notice so required may in every instance be effectively given by depositing the same in the United States mail, postage prepaid, or by sending the same by overnight delivery service, telegraph, facsimile transmission, telex or personal delivery, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing, delivery or transmission. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

         Whenever any notice is required to be given under the provisions of any law, or under the provisions of the





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certificate of incorporation of the corporation or these by-laws, a written waiver thereof signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed proper notice.
Neither the business nor the purpose of any meeting need be specified in such a waiver.

         SECTION 5. INDEMNIFICATION. (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere of its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                 (b) The corporations hall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or





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settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                 (c) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this
Section 5, or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, he shall, without limiting the provisions of paragraph (a) above, be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                 (d)  Any indemnification under paragraphs (a) and (b) of this
Section 5 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and
(b) of this Section 5. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

                 (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt





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of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation pursuant to this Section 5 or as otherwise authorized by law. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

                 (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section 5 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                 (g) The corporation, at its expense, may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this
Section 5 or under the provisions of the General Corporation Law of the State of Delaware.

                 (h) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 5 shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

                 (i) All rights to indemnification and advancement of expenses under this Section 5 shall be deemed to be provided by contract between the corporation and the director, officer, employee or agent who serves in such capacity at any time while these by-laws and other relevant provisions of the General Corporation Law of the State of Delaware and other applicable law, if any, are in effect.





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                                                                              20



                 (j) Any repeal or modification of the foregoing paragraphs by the stockholders of the corporation shall not adversely affect any right or protection of a director, officer, employee or agent of the corporation existing at the time of such repeal or modification.

                 (k) If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, officers, employees or agents, then such person, in addition to the circumstances in which he is not now personally liable, shall be free of liability to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

                 (l) For purposes of this Section 5, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this
Section 5 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                 (m) For purposes of this Section 5, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent by the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an





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                                                                              21


employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation", as referred to in this Section 5.

                 (n) If this Section 5 or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each person as provided above as to expenses (including attorneys fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding and an action by the corporation, to the full extent permitted by any applicable portion of this Section 5 that shall not have been invalidated or by any other applicable law.


                           ARTICLE VIII - AMENDMENTS

                 These by-laws may be amended or repealed by the board of directors at any meeting or by the stockholders at any meeting.





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